Exhibit 99.1

MEDIA RELEASE

June 16, 2004

Advanced Power Technology Announces Grant of Summary Judgment Dismissing
IXYS Corporation’s Claims of Patent Infringement Against APT

BEND, Oregon – June 16, 2004 – Advanced Power Technology, Inc. (Nasdaq:APTI), a leading provider of high-performance power semiconductors, today announced that the United States District Court of the Northern District of California has granted summary judgment in favor of APT, dismissing IXYS Corporation’s claims of patent infringement against APT.

The Court held that IXYS’ United States Patent Nos. 5,486,715 and 5,801,419 are not infringed by APT’s power MOSFET products, and further held that “IXYS’s patents are invalid because obvious.”  Key prior art cited by the Court was APT’s own dual metal power MOSFETs and IGBTs dating from the early 1990s.

APT’s patent infringement claims against IXYS under APT’s United States Patent Nos. 5,283,202 and 5,262,336 remain pending and are scheduled for trial in January 2005.

“We understandably are very pleased with the Court’s decision,” stated Patrick Sireta, President and CEO of APT.

APT is represented by Marger Johnson & McCollom PC of Portland, Oregon and Orrick, Herrington & Sutcliffe LLP of Menlo Park, California.

A copy of the Court’s decision is posted at www.advancedpower.com/PressRoom/CompanyNews

Contact:

Greg Haugen

Chief Financial Officer

(541) 382-8028

Safe Harbor Statement

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. APT cautions that such statements are subject to a number of uncertainties, and actual results may differ materially. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in APT’s 2003 Annual Report on Form 10K filed on March 10, 2004. APT assumes no obligation to update the information in this release.